Exhibit 4.20

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 4, 2006, is by and between SONORAN ENERGY, INC., a corporation duly formed and validly existing under the laws of the State of Washington (the “Company”), and Cubus APS (the “Investor”), for itself and on behalf of each Holder (as defined below).

The Company has issued to the Investor 30,000,000 shares of Common Stock (as defined below) of the Company and warrants (the “Warrants”) that entitle the Investor to purchase 50,000,000 shares of Common Stock, upon the terms and conditions set forth in the Warrants, in each case pursuant to that certain Common Stock Subscription Agreement dated as of the date hereof, between the Company and the Investor (the “Subscription Agreement”).  In connection therewith, the Company has agreed to grant to the Investor and the Holders certain rights as described in this Agreement.  This Agreement is the “Registration Rights Agreement” referred to in the Subscription Agreement and the Warrants.  Accordingly, the parties hereto agree as follows:

SECTION 1.

Definitions.

Each capitalized term used herein but not otherwise expressly defined in this Agreement shall have the meaning ascribed thereto in the Warrant Agreement.  As used in this Agreement the following terms have the following respective meanings:

“Additional 3.01 Holders” is defined in Section 3.01(a).

“Agreement” is defined in the preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company, dated as of [        ], and filed with the Secretary of State of the State of Washington on [          ] as hereafter amended, modified, restated or replaced from time to time.

“Bylaws” means the Bylaws of the Company, dated as of  [           ], as hereafter amended, modified, restated or replaced from time to time.

“Commission” means the Securities and Exchange Commission, or any successor or similar governmental agency or authority.

“Common Stock” shall mean authorized shares of Common Stock of the Company, no par value per share, as constituted on the date hereof, and any stock into which such Common Stock may thereafter be converted or changed, and also shall include any other stock of the Company of any other class that is not preferred as to

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dividends or distributions in liquidation over any other class of any other stock of the Company.

“Company” is defined in the preamble.

“Company Securities” is defined in Section 2(b).

“Convertible Securities” means evidences of indebtedness, units, interests or other securities (including the Warrants) that are convertible into or exercisable or exchangeable for, with or without payment of additional consideration, Common Stock, either immediately or upon a specified date or the happening of a specified event.

“Demand Holders” is defined in Section 3.02.

“Demand Registration” means a request for registration of Registrable Securities pursuant to Section 3.01.

“Disadvantageous Condition” is defined in Section 3.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, as in effect from time to time.

“Holder” and “Holders” means each of the Investor and any other Person to whom the Investor transfers all or a portion of its Warrant.

“Holders’ Counsel” is defined in Section 4.01(c).

“Indemnified Party” is defined in Section 5.03.

“Indemnifying Party” is defined in Section 5.03.

“Insider” means each Shareholder that (a) is a director, officer, manager or employee of the Company, (b) owns, either now or at the time of determination, five percent or more of the outstanding Common Stock on a Fully Diluted Basis, or (c) has access to inside information regarding the operations or management of the Company, and in each of the foregoing cases (a), (b) and (c) any affiliate of any such Shareholder.

“Investor” is defined in the preamble.

“Majority Holders” means, at any time, the Holder or Holders of at least fifty one percent (51%) of all Registrable Securities then outstanding.

“Managing Underwriter” means, with respect to any registration, a nationally-recognized investment banking firm acting as lead managing underwriter in connection with such registration.

“NASD” means the National Association of Securities Dealers, Inc.

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“Notice” is defined in Section 2(a)(i).

“Obligation to Sell Notice” is defined in Section 9.02.

“Options” means any options or other rights to subscribe for or to purchase shares of Common Stock or Convertible Securities.

“Other Securities” is defined in Section 2(a).

“Person” means any individual, company, association, joint venture, limited liability company, partnership, trust, business or other entity or organization, and shall include any government or political subdivision, or any agency or instrumentality thereof.

“Proposed Purchaser” is defined in Section 9.01(a).

“Prospectus” means the prospectus included in a Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“register,” “registered” and “registration” refer to a registration of the Common Stock or any other securities of the Company effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

“Registrable Securities” means (a) all Warrant Common Stock, including without limitation any and all Common Stock or other equity interests of the Company of any class or designation, or other securities into which such Common Stock may thereafter be changed or converted, and (b) any additional shares of Common Stock or other securities of the Company issued or distributed by way of a distribution in respect of the shares of Common Stock referred to in clause (a) above or with respect to any reorganization or other recapitalization, merger, consolidation or otherwise, or acquired by way of any rights offering or similar offering made in respect of the shares of Common Stock referred to in clause (a) above.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities becomes effective under the Securities Act and such Registrable Securities have been disposed of in accordance with such Registration Statement, (ii) such securities have been sold pursuant to Rule 144 or (iii) such Registrable Securities shall have ceased to be outstanding.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with the registration requirements set forth in Section 2 and Section 3, including, without limitation, all registration, filing and NASD fees, exchange or national market listing fees, all fees and expenses of complying with

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applicable federal and state laws (including securities or blue sky laws), all word processing, duplicating and printing expenses, messenger and delivery expenses, all fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the fees and disbursements of one special counsel to the Holders, premiums and other costs of policies of insurance against liabilities arising out of the offering of the Registrable Securities being registered, the fees and expenses of any special experts, including independent petroleum engineers, retained by the Company in connection with such offering, the fees and expenses of any qualified independent underwriter or other independent appraiser participating in any offering pursuant to the Conduct Rules of the NASD, all mailing, courier and overnight delivery charges (except to the extent borne by underwriters), all travel expenses of the Company’s partners, officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the offered securities, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding Selling Expenses, if any; provided, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

“Registration Statement” means any registration statement of the Company that covers an offering or resale of any of the Registrable Securities, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed incorporated by reference) therein.

“Requisite Holders” means with respect to any registration of Registrable Securities pursuant to Section 3.01(a), any Holder or Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, or any successor rule thereto, as amended from time to time.

“Rule 144A” means Rule 144A promulgated under the Securities Act, or any successor rule thereto, as amended from time to time.

“Sale Notice” is defined in Section 9.01(a).

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, as in effect from time to time.

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“Selling Expenses” means underwriting discounts and commissions, together with any transfer taxes relating to securities registered by the Company.

“Shareholder” means, at a particular time of determination, each Person that owns or holds Common Stock in accordance the Bylaws, the Articles of Incorporation and applicable law, each in its capacity as a shareholder of the Company.

“Transferring Insider” is defined in Section 9.01(a).

“Warrant Common Stock” means the Common Stock issued or issuable upon exercise of the Warrants.

“Withdrawing Holder” is defined in Section 3.02.

SECTION 2.

Piggyback Registration.

(a)

Right to Include Registrable Securities.  If at any time or from time to time after the date hereof the Company proposes to register any of its securities for its own account or for the account of a security holder or holders (other than for the Holders) (the “Other Securities”), then the Company shall:

(i)

at least thirty (30) days before the filing of the Registration Statement related thereto, promptly give to each Holder written notice (“Notice”) of its intention to register such securities and of the rights of the Holders under this Section 2(a)(i); and

(ii)

upon the written request of any such Holder made within thirty (30) days after the receipt of any such Notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with such intended methods thereof) of all Registrable Securities so requested to be registered by the Holders thereof; provided, that if, at any time after giving Notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration of such securities, the Company shall give Notice of such determination to each Holder and: (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay all Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder or Holders entitled to do so to request that such registration be effected as a registration pursuant to Section 3.01(a), and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

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No registration effected under this Section 2(a) shall be deemed to have been effected pursuant to Section 3.01(a) or shall relieve the Company of its obligation to effect any registration pursuant to Section 3.01(a).

(b)

Priority in Piggyback Registrations.  If a registration pursuant to Section 2(a) involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, and the Managing Underwriter advises the Company in writing that, in such firm’s good faith view, the inclusion of all or a part of such Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities then contemplated, the Company shall (x) provide Notice to each of the Holders whose Registrable Securities have been requested to be included therein of such communication from the Managing Underwriter, and of the effect thereof on the ability of such Holders to include their Registrable Securities in such registration and (y) include in such registration: (i) first, all Other Securities the Company proposes to sell for its own account (“Company Securities”), (ii) second, up to the full number of Registrable Securities held by Holders who have requested that their Registrable Securities be included in such registration in excess of the number of Company Securities to be sold in such offering which, in the good faith view of the Managing Underwriter, can be so sold without so adversely affecting such offering in the manner described above; provided that if such number is less than the full number of such Registrable Securities, such number shall be allocated pro rata among such Holders on the basis of the relative percentage of Registrable Securities then held by each such Holder (with any number in excess of a Holder’s request being reallocated among the requesting Holders in a like manner); and provided further that if such Managing Underwriter advises the Company in writing that less than all of such Registrable Securities should be included in such offering, such Holders may withdraw their request for registration of their Registrable Securities under Section 2(a) and (iii) third, up to the full number of the Other Securities (other than Company Securities), if any, in excess of the number of Company Securities and Registrable Securities to be sold in such offering which, in the good faith view of such Managing Underwriter, can be so sold without so adversely affecting such offering.

(c)

Exceptions.  The Company shall not be required to effect any registration of Registrable Securities under Section 2(a) relating solely to (i) any registration on Form S-8 or any successor form promulgated under the Securities Act (or any successor thereto or other comparable form) of securities issuable under any employee benefit, retirement or similar plan; or (ii) any registration on Form S-4 or any successor form with respect to a Rule 145 transaction.

(d)

Number of Piggyback Registration Requests. The number of requests permitted by Holders pursuant to this Section 2(d) shall be unlimited.

(e)

Obligations of Company under Section 3.01(a).  No registration of Registrable Securities effected under Section 2(a) shall relieve the Company of its obligation to effect a registration of Registrable Securities pursuant to Section 3.01(a).

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(f)

Expenses of Registration.  The Company shall pay all Registration Expenses in connection with each registration (or proposed registration) of Registrable Securities requested pursuant to this Section 2(f).  Any Selling Expenses shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the Registrable Securities then being registered on each such Person’s behalf.

SECTION 3.

Demand Registration.

3.01

Request for Registration.

(a)

If the Company receives from the Requisite Holders on or after the date that is six (6) months after the date of this Agreement, a written request that the Company effect the registration under the Securities Act of all or a portion of the Registrable Securities (subject to the limitations set forth herein) held by the Requisite Holders, the Company shall promptly give Notice of the proposed registration to all Holders.  The Company shall thereupon, as soon as practicable, use its best efforts to effect such registration under the Securities Act as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request (the “Additional 3.01 Holders”) as are specified in a written request received by the Company within thirty (30) days after such Notice from the Company is delivered.  Notwithstanding the foregoing, if the Company furnishes to the Requisite Holders a certified resolution of the board of managers of the Company stating that in its good faith judgment after due consideration, it would be seriously detrimental (a “Disadvantageous Condition”) to the Company for such a Registration Statement to be maintained effective, or to be filed and become effective in the near future, and that is it is therefore essential to defer the filing of such registration statement, the Company shall be entitled to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or, in the event no Registration Statement has yet been filed, shall be entitled to defer such filing subject to the limitation set forth below.  Upon receipt of any certification of a Disadvantageous Condition, such Requisite Holders shall, if applicable, forthwith discontinue use of the prospectus contained in such Registration Statement.  Neither the filing nor the effectiveness of any such Registration Statement may be delayed for a period in excess of ninety (90) days after receipt of the request of the Requisite Holders, and the Company may exercise its delay rights on only one occasion in connection with any registration request under this Section 3.01(a) or in any twelve-month period.  If requested by Requisite Holders, the Company shall, if any Registration Statement shall have been withdrawn, at such time as it is possible or, if later, at the end of the 90-day period following such withdrawal, file a new Registration Statement covering the Registrable Securities that were covered by such withdrawn registration and maintain the effectiveness thereof for such time as is required under this Agreement.

(b)

Limitations to Demand Registration.  The Company shall not be obligated to effect a registration pursuant to Section 3.01(a):

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(i)

after the Company shall have already effected three (3) such registrations pursuant to Section 3.01(a); provided, that, except as provided in Section 3.01(e), a registration shall not count as a requested registration pursuant to Section 3.01(a) for purposes of this Section 3.01(b)(i) until it has become effective.  A registration requested pursuant to Section 3.01(a) shall not be deemed to have become effective (A) unless a Registration Statement with respect to Registrable Securities has been declared effective and remains effective until the earlier of (y) the sale of all of the Registrable Securities registered under such Registration Statement or (z) a period of at least 180 days; (or with respect to a shelf Registration Statement, such longer period until all of the Registrable Securities registered on such shelf Registration Statement shall have been sold); (B) if, after a Registration Statement has become effective, such registration is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason; or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived, other than as a result of the voluntary termination of such offering by the Requisite Holders;

(ii)

within ninety (90) days after a Registration Statement has been filed and declared effective under the Securities Act with respect to an underwritten offering in which Holders have been or will be permitted to include all of their Registrable Securities so requested to be registered pursuant to Section 2 (which shall exclude a registration of securities on Form S-8 or otherwise with respect to an employee benefit, retirement or similar plan);

(iii)

if the Requisite Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 3.01(c) below.

(c)

Form S-3 Rights.  The registration rights under this Section 3.01(c) may be exercised on an unlimited number of occasions with respect to Registration Statements on Form S-3 (or any successor or similar form or forms) pursuant to Rule 415 under the Securities Act or otherwise, if available; provided that, (i) each such registration covers at least ten percent (10%) of the Registrable Securities owned by the applicable Requisite Holders immediately prior to any underwritten offering of the Company (or, if fewer, all of the Registrable Securities then owned by such Requisite Holders); and (ii) Notice shall be delivered to the Company by the Requisite Holders regarding the Requisite Holders’ election to have the registration be a shelf registration.  The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the shelf Registration Statement in accordance with the intended methods of disposition by the Holders thereof;

(d)

Company Securities Included.  The Company shall have the right to cause the registration of additional equity securities for sale for the account of any Person that is not a Holder (including the Company and any directors, officers or employees of the

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Company) in any registration of Registrable Securities requested by the Requisite Holders; provided that if such Requisite Holders are advised in writing (with a copy to the Company) by a Managing Underwriter selected pursuant to Section 3.02 that, in such firm’s good faith view, all or a part of such additional equity securities cannot be sold and the inclusion of such additional equity securities or part thereof in such registration would be likely to have an adverse effect on the price, timing or distribution of the offering and sale of the Registrable Securities then contemplated by any Holder comprising a part of the Requisite Holders, the registration of such additional equity securities or part thereof shall not be permitted.  In the event that the number of Registrable Securities requested to be included in a Registration Statement by the Requisite Holders exceeds the number which, in the good faith view of such Managing Underwriter, can be sold without adversely affecting the price, timing, distribution or sale of securities in the offering, the number shall be allocated pro rata among all of the Requisite Holders on the basis of the relative number of Registrable Securities then held by each such Requisite Holder on an as-converted basis (with any number in excess of a Requisite Holder’s request reallocated among the remaining Requisite Holders in a like manner).

(e)

Withdrawn Registration Statement.  At any time after a Registration Statement covering Registrable Securities becomes effective, the Majority Holders whose Registrable Securities are covered by such registration may request that the Company withdraw the Registration Statement.  Such requested registration shall not constitute a request under Section 3.01(a) for purposes of Section 3.01(b)(ii), except as provided in this Section 3.01(e).  If the Company withdraws such requested registration after the filing of the Registration Statement with the Commission at the request of the Majority Holders, the Holders shall be deemed to have used one of their registration rights under Section 3.01(a) for purposes of Section 3.01(b)(ii), unless such request of withdrawal was caused by, or made in response to, (i) a material adverse effect or similar event related to the business, properties, condition, prospects or operation of the Company, or (ii) a material adverse change in the financial markets or the economy; provided, however, that such withdrawn Registration Statement shall not count as a requested registration pursuant to Section 3.01(a) for purposes of Section 3.01(b)(ii) if the Company shall have been reimbursed by the Holders whose Registrable Securities are covered by such registration for all reasonable out-of-pocket expenses incurred by the Company in connection with such withdrawn registration.

(f)

Priority in Demand Registrations.  If a registration pursuant to Section 3.01(a) involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, and the Managing Underwriter advises the Company in writing (with a copy to each Holder requesting registration) that, in such firm’s reasonable good faith opinion, the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering (including the price range acceptable to the Requisite Holders), then (x) the Company shall give Notice to each Holder whose Registrable Securities have been requested to be included therein of such communication from the Managing Underwriter, and of the effect thereof on the ability of such Holders to include their Registrable Securities in such registration and

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(y) the Registrable Securities to be offered for the accounts of the Requisite Holders in such offering shall be reduced or limited pro rata among the Holders requesting such registration on the basis of the percentage of the Registrable Securities held by the Holders that have requested that such Registrable Securities be included.  If the Holders requesting registration under Section 3.01(a) are unable to sell at least ninety percent (90%) of the Registrable Securities requested by such Holders to be included in any registration pursuant to Section 3.01(a) as a result of the Managing Underwriter’s cutback pursuant to this Section 3.01(f), then such registration shall not count as a requested registration for purposes of Section 3.01(b)(ii). In connection with any registration as to which this Section 3.01(f) shall apply, no securities other than Registrable Securities shall be covered by such registration.

(g)

Expenses of Registration. Except as otherwise provided herein, the Company shall pay all Registration Expenses in connection with any registration (or proposed registration) of Registrable Securities pursuant to Section 3.01(a).  Any Selling Expenses in connection with any registration pursuant to Section 3.01(a) shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the Registrable Securities then being registered on each such Person’s behalf.

3.02

Requested Underwritten Registration.  If the Requisite Holders requesting registration pursuant to Section 3.01(a) elect to have the distribution of the Registrable Securities covered by such request to be by means of an underwritten offering, the Holders of a majority of such Registrable Securities shall so advise the Company as a part of the request made pursuant to this Section 3.02, and shall, upon consultation with the Company, select the Managing Underwriter, as well as counsel for the Requisite Holders, with respect to such registration.  The Company, the Requisite Holders and the Additional 3.01 Holders shall enter into an underwriting agreement in customary form with the Managing Underwriter(s) selected for such underwritten offering (it being understood that (i) all expenses customarily paid for by the issuer of securities pursuant to such an underwriting agreement shall be paid for by the Company, and (ii) all indemnification obligations which are customarily those of the issuer of securities under such underwriting agreement shall be the obligations of the Company).  If any Holder that is a Requisite Holder or an Additional 3.01 Holder (collectively, the “Demand Holders”) disapproves of the terms of a proposed underwritten offering (the “Withdrawing Holder”), the Withdrawing Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter(s); and each of the remaining Demand Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities withdrawn by the Withdrawing Holder in the proportion that the percentage of Registrable Securities being registered by each such remaining Demand Holder bears to the aggregate percentage of Registrable Securities being registered by all such remaining Demand Holders; provided, however, that the requirements contained in Section 3.01(a)(i) shall then be deemed met.

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SECTION 4.

Registration Procedures.

4.01

If and when the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3, the Company shall use its best efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holder or Holders in accordance with the Holder or Holders’ intended method or methods of distribution, and the Company shall:

(a)

prepare and, as soon as possible thereafter or in any event no later than thirty (30) days after the end of the period within which requests for registration may be given to the Company, file with the Commission the requisite Registration Statement with respect to such Registrable Securities and thereafter use its best efforts to cause such Registration Statement to become and remain effective; provided, that the Company may discontinue any registration of its securities that are not Registrable Securities (and, under the circumstances specified in Section 2(a)(ii), its securities that are Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto;

(b)

(i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Registrable Securities are sold in accordance with the intended distribution of such Registrable Securities; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each Registration Statement, until all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof;

(c)

furnish, at least ten (10) business days before filing a Registration Statement or a Prospectus relating thereto with the Commission, to each Holder covered by such Registration Statement (and one counsel selected by the Holders of the Registrable Securities requesting such registration (the “Holders’ Counsel”)) such number of conformed copies of such Registration Statement that registers such Registrable Securities, and of each such amendment and supplement thereto (in each case including, without limitation, all exhibits); such number of copies of the Prospectus contained in such Registration Statement (including, without limitation, each preliminary Prospectus and any summary Prospectus); and any other Prospectus filed with the Commission under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request and the Company hereby consents to the use of the Prospectus, including each preliminary Prospectus, by the Holders of Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by any such Prospectus; provided, that the Company shall not file any part thereof to which any such Holder shall have reasonably objected on the grounds that such amendment or

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supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(d)

notify in writing the Holders’ Counsel (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or Prospectus or any amendment or supplement thereto, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto, or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(e)

use its best efforts to register or qualify, or obtain exemption from the registration or qualification requirements for, all Registrable Securities (and other securities covered by such Registration Statement) by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, to keep such registration or qualification or exemption in effect for so long as such Registration Statement is required to be kept effective pursuant to Section 4.01(a), and to take any other action that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (f) be obligated to be so qualified or to consent to general service of process in any such jurisdiction (except as required by such other securities or blue sky laws);

(f)

without limiting clause (e) above, use its best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

(g)

furnish to each Holder and to the Holders’ Counsel a signed counterpart, addressed to such Holder and Holders’ Counsel (and underwriters, if any), of:

(i)

an opinion of counsel for the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such Holder, and

(ii)

a “comfort” letter, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the

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independent certified public accountants who have certified the Company's financial statements included in such Registration Statement, and any other comfort letters issued to the Company in connection with such Registration Statement;

in each case covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such Holder may reasonably request;

(h)

give Notice to each Holder whose Registrable Securities are covered by such Registration Statement, at any time during the period a Registration Statement is effective, upon discovery that, or upon the happening of any event as a result of which, such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (and in the case of the Prospectus, or any document incorporated by reference therein, in light of the circumstances (x) under which they were made or (y) existing at the time that a Holder is expected to deliver a Prospectus in connection with the sale of Registrable Securities) not misleading, and promptly prepare, file and furnish to each Holder a reasonable number of copies of a Prospectus supplement or post-effective amendment to the Registration Statement as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (and in the case of the Prospectus, or any document incorporated by reference therein, in light of the circumstances (x) under which they were made or (y) existing at the time that a Holder is expected to deliver a Prospectus in connection with the sale of Registrable Securities) not misleading;

(i)

otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and furnish to each Holder, as soon as reasonably practicable, earnings statements covering a period of twelve (12) months beginning within three (3) months after the effective date of the subject Registration Statement (which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act);

(j)

provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(k)

apply for listing and use best efforts to list all Registrable Securities covered by such Registration Statement on any national securities exchange on which any equity securities of the Company of the same class as the Registrable Securities

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are then listed; or, if the Company does not have equity securities listed on a national securities exchange, then apply for qualification and use its best efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the NASD or such other national securities exchange or quotation system as the Majority Holders shall reasonably request;

(l)

cause senior representatives of the Company to participate in all roadshows reasonably requested by the Managing Underwriter of an underwritten or “best efforts” offering, and other marketing activities as may be reasonably requested by such Managing Underwriter;

(m)

promptly issue to any underwriter to which the Holders may sell Registrable Securities in such offering certificates evidencing such Registrable Securities; and

(n)

enter into any other agreements and take any other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require each Holder as to whose Registrable Securities any registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

Each Holder agrees by acquisition of such Registrable Securities that upon receipt of any Notice from the Company of the discovery of, or happening of any event of the kind described in clause (i) of this Section 4.01, such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (i) of this Section 4.01 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus relating to such Registrable Securities current at the time of receipt of such Notice.

SECTION 5.

Indemnification; Contribution.

5.01

Indemnification by the Company.  With respect to any registration of Registrable Securities effected or to be effected pursuant to this Agreement, the Company shall, and hereby does agree to, indemnify and hold harmless each Holder whose securities are included or are to be included in a Registration Statement, each such Holder’s directors, officers, managers, employees, stockholders, members, partners, agents and advisers, as well as each of their respective Affiliates, each underwriter (as defined in the Securities Act) of the securities sold by such Holder and each Person who “controls” (within the meaning of the Securities Act) any such Holder or underwriter, from and against all claims, losses, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) to which such any

14

of the foregoing Persons may become subject, under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:

(a)

any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary Prospectus, final Prospectus, or summary Prospectus contained therein, any offering circular or any other document (including without limitation any related notification or the like), or any amendment or supplement to any of the foregoing;

(b)

any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or with respect to any Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c)

any violation by the Company of the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to the Company, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Company or relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and will reimburse each such Person entitled to indemnity under this Section 5.01 for all legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) or violation made in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use in such Registration Statement or in any such preliminary Prospectus, final Prospectus, summary Prospectus contained therein, any offering circular or any other document (including without limitation any related notification or the like), or any amendment or supplement to any of the foregoing.

5.02

Indemnification by Holders of Registrable Securities.  With respect to any registration of Registrable Securities effected or to be effected pursuant to this Agreement, each Holder that is included or is to be included in a Registration Statement shall, and hereby does agree to, indemnify the Company, its officers, managers, employees, partners, agents and advisers, as well as each of their respective Affiliates, each underwriter (as defined in the Securities Act) of the securities of such Holder, each Person who “controls” (within the meaning of the Securities Act) the Company or any such underwriter from and against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on:

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(a)

any untrue statement (or alleged untrue statement) of a material fact made by such Holder and contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary Prospectus, final Prospectus, or summary Prospectus contained therein, any offering circular or any other document (including without limitation any related notification or the like), or any amendment or supplement to any of the foregoing;

(b)

any omission or alleged omission by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or with respect to any Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c)

any violation by such Holder of the Securities Act, the Exchange Act or any rule or regulation promulgated thereunder applicable to such Holder, or of any blue sky or other state securities law or any rule or regulation promulgated thereunder applicable to such Holder or relating to action or inaction required of such Holder in connection with such registration or qualification under such state securities or blue sky laws;

and will reimburse each such Person entitled to indemnity under this Section 5.01 for all legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) or violation made in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use in such Registration Statement or in any such preliminary Prospectus, final Prospectus, summary Prospectus contained therein, any offering circular or any other document (including without limitation any related notification or the like), or any amendment or supplement to any of the foregoing.

5.03

Notices of Claims and Related Matters.  Each Person entitled to indemnification under Section 5.01 or Section 5.02 (each an “Indemnified Party”) shall give Notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after the Indemnified Party has actual knowledge as to the commencement of any claim referred to in Section 5.01 or Section 5.02, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom at the Indemnifying Party’s full cost and expense; provided, however, that:

(a)

counsel for the Indemnifying Party who shall conduct the defense of any such claim or any litigation shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld or delayed);

(b)

the Indemnified Party may participate in such defense at the Indemnified Party’s expense; provided, however, that the Indemnified Party or Indemnified Parties shall have the right to employ a single law firm and a single local counsel law firm to represent it or them if, in the reasonable judgment of the Indemnified Party or

16

Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of one such law firm and one such local law firm shall be paid by the Indemnifying Party; and

(c)

failure of any Indemnified Party to give Notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 5.01 or Section 5.02 except to the extent that the Indemnifying Party is materially prejudiced by such failure to give Notice.

No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party to which such claim or litigation relates, consent to entry of any judgment or enter into any settlement unless such settlement relieves the Indemnified Party of any and all liability.  Each Indemnified Party shall furnish such information regarding itself for the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim in litigation resulting therefrom.

5.04

Contribution by Indemnifying Party.  If the indemnity and reimbursement obligation provided for in each of Section 5.01 and Section 5.02 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any claims, losses, damages or liabilities (or actions in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such claims, losses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with statements or omissions which resulted in such claims, losses, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.04 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 5.04.  The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5.04 shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claim, loss, damage, liability or action which is the subject of this Section 5.04.

No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

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The provisions of this Section 5 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise and shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Common Stock or other securities that may be issued to any Holder.

SECTION 6.

Information by Holders.  If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish to the Company such information regarding itself and the distribution proposed by such Holder as the Company may reasonably request and as shall otherwise be required in connection with any registration, qualification or compliance referred to in this Agreement.  The Company agrees to include in any such Registration Statement all information which Holders of the Registrable Securities being registered shall reasonably request.

SECTION 7.

Rule 144 and Rule 144A.

(a)

Rule 144A Reporting.  If the Company shall have filed a Registration Statement pursuant to the requirements of Section 12 of the Exchange Act or a Registration Statement pursuant to the requirements of the Securities Act, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, will, upon the request of any Holder, make publicly available other information) and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.  After any sale of Registrable Securities pursuant to this Section 7(a), the Company shall, to the extent allowed by law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registrable Securities.

(b)

Rule 144A Sales.  In order to permit the Holders to sell the same, if they so desire, pursuant to Rule 144A, the Company shall comply with all rules and regulations of the Commission applicable in connection with use of Rule 144A.  Prospective transferees of Registrable Securities that are “Qualified Institutional Buyers” (as defined in Rule 144A) and that would be purchasing such Registrable Securities in reliance upon Rule 144A, may request from the Company information regarding the business, operations and assets of the Company.  Within three (3) business days after receipt by the Company of any such request, the Company shall deliver to any such prospective transferee copies of annual audited and quarterly unaudited financial statements of the Company and such other information as may be required to be supplied by the Company for it to comply with Rule 144A.

SECTION 8.

Other Registration Rights.

8.01

The Company represents and warrants to the Investor that, other than as shown on Schedule I, there is not in effect on the date hereof any agreement by the

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Company (other than this Agreement) pursuant to which any holders of any securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any applicable state securities laws.

8.02

So long as any Registrable Securities are outstanding, (a) the Company shall not amend or permit the amendment of the Articles of Incorporation, the Bylaws, any permitted shareholder agreement or any of its other constitutive documents in any manner that is inconsistent with this Agreement or that would affect the rights of any Holder, without the prior written consent of the Majority Holders and (b) the Company shall send any Notice in respect of a registration to be delivered by the Company to each Holder.  So long as any Registrable Securities are outstanding, the Company shall not agree with the holders of any securities issued or to be issued by the Company to register or qualify such securities under the Securities Act or any applicable state securities laws unless (a) such agreement (including any Registration Agreement) specifically provides that: (i) such holder of such securities may not participate in any piggyback registration except as provided in (and subject to the limitations in) Section 2, and (ii) the holder of such securities may not participate in any demand registration except as provided in (and subject to the limitations in) Section 3; and (b) without limiting the foregoing clause (a), any such agreement or the exercise of any rights thereunder do not and would not adversely affect  the rights of the Holders of the Registrable Securities.

SECTION 9.

Representations and Warranties.

9.01

Representations and Warranties of Company.  The Company represents and warrants to the Investor as follows:

(a)

Corporate Action.  The Company has all necessary power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company; this Agreement has been duly executed and delivered by the Company and constitutes legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)

No Breach.  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (a) violate the Articles of Incorporation of the Company or any provision of the Bylaws or any other constitutive document of the Company, (b) violate any loan or credit agreement to which the Company is a party or is bound, or result in a breach of or default under any other instrument or agreement to which the Company is a party or is bound which is material to the business or properties of the Company taken as a whole, (c) violate any judgment, order, injunction, decree or award against or binding upon the Company, the violation of which would have a material adverse effect on the business or properties of the Company taken as a whole, (d) result in the creation of any material Lien upon any of the properties or assets of the Company, (e) violate any law, rule or

19

regulation applicable to or binding upon the Company; or (f) violate any preemptive rights of any Person.

(c)

Approvals.  Except in connection with the registration of the Registrable Securities pursuant to this Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the execution, delivery or performance by the Company of this Agreement or for the validity or enforceability hereof.  Any such action required to be taken as a condition to the execution and delivery of this Agreement has been (or prior to such issuance and delivery will be) duly taken by all such Governmental Authorities or other Persons, as the case may be.

(d)

Investment Company Act.  The Company is not an “investment company”, or a company “controlled by” an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

SECTION 10.

Covenants of the Company.

10.01

Notices of Certain Actions.  In the event that the Company:

(a)

authorizes issuance to all holders of Common Stock or rights or warrants to subscribe for or purchase any equity interest in the Company or of any Options or Convertible Securities; or

(b)

authorizes a distribution to all holders of Common Stock or any equity interest in the Company of evidences of its indebtedness, cash or other property or assets; or

(c)

becomes a party to any consolidation or merger for which approval of any equity owners of the Company will or may be required, or to a conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock or any equity of the Company; or

(d)

commences a voluntary or involuntary dissolution, liquidation or winding up; or

(e)

takes any other action that would require an adjustment pursuant to Article IV of the Warrants,

then the Company shall provide a written notice to each Holder stating (i) the date as of which the holders of record of Common Stock or other equity interests of the Company to be entitled to receive any such rights, equity or distribution are to be determined, (ii) if applicable, the material terms of any such consolidation or merger and the expected effective date thereof, or (iii) if applicable, the material terms of any such conveyance, transfer, dissolution, liquidation or winding up, the date it is expected to become effective, and the date as of which it is expected that holders of record will be entitled to exchange their shares of Common Stock or other equity interests of the Company for

20

securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up.  Such notice shall be given not later than twenty (20) Business Days prior to the effective date (or the applicable record date, if earlier) of such event.  The failure to give the notice required by this Section 11.01 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

10.02

Merger or Consolidation of the Company.  The Company will not merge or consolidate with or into any other entity unless the successor entity expressly assumes, by supplemental agreement reasonably satisfactory in form and substance to each Holder, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company; provided, however, that the initial obligation of such successor with respect to the exercise or conversion of Warrants shall be only as set forth herein, and provided, further, that if the successor entity (if not the Company), is not organized under the laws of the United States of America or any state or political subdivision thereof and any shares of Common Stock in such transaction are converted into the right to receive securities of such entity, such securities of such entity shall be marketable and freely tradable.

10.03

Information Rights.  So long as a Holder holds a Warrant, the Company shall deliver to such Holder (a) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by  independent public accountants of recognized standing, (b) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements for such quarter, and (c) within ninety (90) days after the end of each fiscal year of the Company, a capitalization schedule of the Company as of the end of such fiscal year, which capitalization schedule shall be substantially in the same form as Schedule II attached hereto.

SECTION 11.

Miscellaneous.

11.01

Entire Agreement.  This Agreement, the Warrants, the Subscription Agreement, the Bylaws and the Articles of Incorporation (collectively, the “Constituent Documents”), (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other Person any rights or remedies hereunder.  Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to the subject matter hereof, other than those expressly set forth in the Constituent Documents, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the subject matter hereof, other than those referred to in clause (i) above.

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11.02

Remedies.  Each Holder and each party hereto shall have all rights and remedies set forth in this Agreement and all rights and remedies which such parties have been granted at any time under any other agreement or contract and all of the rights which such parties have under any law or at equity.  Any Person having rights under any provisions of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security) to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

11.03

Amendments, Waivers, etc.  This Agreement may not be amended, modified or waived except pursuant to a writing executed by the Company and the Holders constituting Majority Holders; provided, however, that notwithstanding the foregoing, any such amendment, modification or waiver that would adversely affect the rights, preferences or privileges of any particular Holder in a manner disparate from the manner in which it would affects the Holder(s) that have approved such amendment or waiver shall also require the prior written consent of the Holder so affected; provided, further, that no such amendment shall amend this Section 12.03 without the consent of all Holders.  No failure or delay by any party hereto in exercising any right or remedy hereunder or under applicable law will operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion will not be deemed a waiver of any other right or remedy, or a waiver on any subsequent occasion.  No course of dealing between the Corporation and any Holder or any delay by such Holder in exercising any rights hereunder shall operate as a waiver of any rights of such Holder.

11.04

Successors and Assigns; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders.  The Company hereby agrees to extend the benefit of this Agreement to any permitted assignee of the Investor under the Warrants as a “Holder” hereunder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.  No transfer of this Agreement or any portion hereof may be made except in accordance with the terms and conditions set forth herein.

11.05

Severability.  If any term or provision of this Agreement, or the application thereof to any Person or circumstance, shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement or application to Persons and circumstances shall not be invalidated thereby, and each term and provision hereof shall be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

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11.06

Notice.  Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

If to the Company, addressed to:

Sonoran Energy, Inc.

Pacific Center One

14180 North Dallas Parkway, Suite 400

Dallas, Texas 75254

Attn:  Chief Financial Officer

(Facsimile) (469) 374-9265

If to the Investor, addressed to:

Cubus APS

Gydevang 25

DK-3450 Allerød

Denmark

Attn:  Jorgen Hallundbaek

(Facsimile) (___) ___-____

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt.  Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  Any party may change any address to which notice is to be given to it by giving Notice as provided above of such change of address.

11.07

Certain Terms.  As used herein, the neuter gender shall also be deemed to denote both the masculine and feminine genders.  Unless the context otherwise requires, the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular term or provision of this Agreement.  Whenever the context requires, the singular form of any noun, pronoun or verb includes the comparable plural form thereof, and vice versa.

11.08

Counterparts.  This Agreement may be executed with counterpart signature pages or in several original or facsimile counterparts which, when executed and delivered by all parties hereto, shall be binding on all parties hereto and shall constitute one Agreement, notwithstanding that all parties have not signed the same signature page or the same counterpart.

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11.09

GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.10

Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

11.11

Captions.  The headings in this Agreement are for purposes of reference only and will not be considered in construing this Agreement.

11.12

Adjustments for Splits, etc.; Recapitalization, Exchanges, etc., Affecting the Company’s Equity Securities.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock, or any other units or securities of any class or series, then, upon the occurrence of any subdivision, combination or dividend of such class or series of equity, the specific number of equity interests so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or dividend on the outstanding equity of such class or series.  Without limiting the generality of the foregoing, the provisions of this Agreement shall apply, to the fullest extent set forth herein, with respect to any and all equity securities of the Company or any successor or permitted assign of the

24

Company (whether by merger, consolidation, sale of assets or otherwise) which equity securities may be issued in respect of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, distributions, recapitalizations and the like occurring after the date hereof.

11.13

Further Assurances.  The Company shall execute any and all further documents, agreements and instruments, and take all such further actions (including, without limitation, the certificating of the Warrant Common Stock) that may be required under any applicable law, or that the Investor or any other Holder may reasonably request from time to time, to give full effect the rights of the Holders created by, or intended to be created by, this Agreement, all at the expense of the Company.

[Signature Page Follows]

25

IN WITNESS WHEREOF, the parties hereto have duly executed this Investor Rights Agreement as of the date first written above.

SONORAN ENERGY, INC.

By: /s/ Frank T. Smith, Jr.

Name:  Frank T. Smith, Jr.
Title:     Executive Vice President and CFO

CUBUS APS,
for itself and for the other Holders

By: /s/ Jorgen Hallundbaek

Name:  Jørgen Hallundbæk
Title:

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SCHEDULE I

Other Registration Rights Agreements

27

SCHEDULE II

Capitalization Schedule

28